Exhibit 99.1

Anaplan Announces First Quarter

Fiscal Year 2023 Financial Results

•	First Quarter Revenue up 30.3% Year-Over-Year

•	Remaining Performance Obligations of $1.1 billion, up 33.5% Year-Over-Year

•	Current Remaining Performance Obligations of $562.1 million, up 27.2% Year-Over-Year

SAN FRANCISCO, May 26, 2022 — Anaplan, Inc. (NYSE: PLAN), provider of a leading cloud-native platform for orchestrating business performance, today announced financial results for its first quarter ended April 30, 2022.

“I am excited by our Q1 performance where we saw new and existing customers turn to Anaplan to solve complex challenges across their enterprise. Our existing customers continue to be focused on their major digital transformation journeys as they leverage Anaplan’s platform with additional use cases,” said Frank Calderoni, chief executive officer of Anaplan. “We remain committed to delivering the best-in-class solution as the market leader in the connected planning space.”

First Quarter Fiscal 2023 Financial Results

•	Total revenue was $169.2 million, an increase of 30.3% year-over-year. Subscription revenue was $152.3 million, an increase of 28.7% year-over-year.

•	Remaining Performance Obligations of $1.1 billion, an increase of 33.5% year-over-year. cRPO was $562.1 million, an increase of 27.2% year-over-year.

•

GAAP operating loss was $60.1 million or 35.5% of total revenue, compared to $49.6 million in the first quarter of fiscal year 2022 or 38.2% of total revenue. Non-GAAP operating loss was $6.0 million or 3.5% of total revenue, compared to $12.4 million in the first quarter of fiscal year 2022 or 9.6% of total revenue.

•	GAAP loss per share was $0.39, compared to $0.36 in the first quarter of fiscal year 2022. Non-GAAP loss per share was $0.02, compared to $0.10 in the first quarter of fiscal year 2022.

•	Cash and Cash Equivalents were $304.0 million as of April 30, 2022.

Transaction with Thoma Bravo

Due to Anaplan’s pending acquisition by Thoma Bravo that was announced on March 20, 2022, the Company will not be holding a conference call or live webcast to discuss Anaplan’s first quarter of fiscal year 2023 financial results. In addition, the Company will not be providing financial guidance for the second quarter of fiscal year 2023 and is suspending its financial guidance for the full fiscal year 2023 in light of the pending transaction.

The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures used in this press release, the section titled “Operating Metrics” below contains definitions of our operating metrics, and a reconciliation of GAAP and non-GAAP financial measures is contained in the tables below.

Recent Highlights

•	Anaplan named a Leader in the 2022 Gartner Supply Chain Planning Solutions Magic Quadrant

•	Anaplan launches Environmental, Social and Governance (ESG) program

•	Ventana Research named Anaplan a leader in its 2022 Business Planning Value Index and Revenue Performance Management Value Index

•	Anaplan named to Constellation Research’s 2022 ShortList for Cloud-based Planning Platforms

About Anaplan

Anaplan (NYSE: PLAN) is a transformative way to see, plan, and run your business. Using our proprietary Hyperblock™ technology, Anaplan lets you contextualize real-time performance, and forecast future outcomes for faster, confident decisions. Anaplan enables connected strategy and planning across your enterprise to move your business forward. Based in San Francisco, Anaplan has over 180 partners and more than 1,900 customers worldwide. To learn more, visit anaplan.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended, including all statements other than statements of historical fact contained in this press release and includes, without limitation, statements about the pending acquisition by Thoma Bravo. These forward-looking statements are based on information available to the company as of the date of this press release and are based on management’s current views and assumptions. These forward-looking statements are conditioned upon and also involve a number of known and unknown risks, uncertainties, and other factors that could cause actual results, performance or events to differ materially from those anticipated by these forward-looking statements. Such risks, uncertainties, and other factors may be beyond the company’s control and may pose a risk to the company’s operating and financial condition. Such risks and uncertainties include, but are not limited to, the following risks: (i) the risk that the merger (the “Merger”) of Anaplan with a wholly owned subsidiary of an affiliate of Thoma Bravo, Alpine Parent, LLC (“Parent”), may not be consummated in a timely manner, if at all; (ii) the risk that the Merger may not be consummated as a result of Parent’s failure to comply with its covenants and that, in certain circumstances, the Company may not be entitled to a termination fee; (iii) the risk that the definitive Merger Agreement may be terminated in circumstances that require the Company to pay a termination fee; (iv) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (v) risks regarding the failure of Parent to obtain the necessary financing to complete the Merger; (vi) the effect of the announcement of the Merger on the Company’s business relationships (including, without limitation, customers and venues), operating results and business generally; (vii) legal proceedings, judgments or settlements, including those that have been and may be instituted against the Company, the Company’s board of directors and executive officers and others, as with respect to the proposed Merger; and (viii) risks related to obtaining the requisite consents to the Merger, including, without limitation, the timing (including possible delays) and receipt of regulatory approvals from governmental entities (including any conditions, limitations or restrictions placed on these approvals) and the risk that one or more governmental entities may deny approval. These forward-looking statements should not be relied upon as representing the company’s views as of any subsequent date and the company undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made. The information contained in, or that can be accessed through, Anaplan’s website and social media channels are not part of this press release.

Investor Contact:

Vikram Khosla

investors@anaplan.com

Media Contact:

Anthony Harrison

press@anaplan.com

Preliminary Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended April 30,
(In thousands, except per share amounts)	2022	2021
Revenue:
Subscription revenue	$152,343	$118,343
Professional services revenue	16,816	11,482

Total revenue	169,159	129,825
Cost of revenue:
Cost of subscription revenue (1)	28,635	21,329
Cost of professional services revenue (1)	17,928	11,492

Total cost of revenue	46,563	32,821
Gross profit	122,596	97,004
Operating expenses:
Research and development (1)	43,738	33,212
Sales and marketing (1)	98,387	88,470
General and administrative (1)	40,583	24,945

Total operating expenses	182,708	146,627

Loss from operations	(60,112)	(49,623)
Interest income (expense), net	(31)	(151)
Other income (expense), net	2,566	(459)

Loss before income taxes	(57,577)	(50,233)
Provision for income taxes	(283)	(1,258)

Net loss	$(57,860)	$(51,491)

Net loss per share attributable to common stockholders, basic and diluted	$(0.39)	$(0.36)

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	149,877	144,161

(1) Includes stock-based compensation expense as follows:
Cost of subscription revenue	$2,000	$1,522
Cost of professional services revenue	1,347	831
Research and development	10,571	6,966
Sales and marketing	16,150	16,633
General and administrative	8,461	8,119

Total stock-based compensation expense	$38,529	$34,071

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	As of
	April 30, 2022	January 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$304,021	$299,371
Accounts receivable, net	132,657	196,500
Deferred commissions, current portion	50,636	49,124
Prepaid expenses and other current assets	34,650	32,814

Total current assets	521,964	577,809
Property and equipment, net	63,258	63,119
Deferred commissions, net of current portion	109,409	110,044
Goodwill	32,379	32,379
Operating lease right-of-use asset	28,736	31,287
Other noncurrent assets	20,226	17,997

TOTAL ASSETS	$775,972	$832,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,064	$9,294
Accrued expenses	113,426	123,891
Deferred revenue, current portion	352,121	378,882
Operating lease liabilities, current portion	10,081	10,400

Total current liabilities	484,692	522,467
Deferred revenue, net of current portion	2,226	3,271
Operating lease liabilities, net of current portion	23,628	26,046
Other noncurrent liabilities	19,039	18,150

TOTAL LIABILITIES	529,585	569,934

Stockholders’ equity:
Common stock	15	15
Accumulated other comprehensive loss	(9,863)	(7,696)
Additional paid-in capital	1,164,672	1,120,959
Accumulated deficit	(908,437)	(850,577)

TOTAL STOCKHOLDERS’ EQUITY	246,387	262,701

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$775,972	$832,635

Preliminary Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended April 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,860)	$(51,491)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,181	6,970
Amortization of deferred commissions	12,506	9,708
Stock-based compensation	38,529	34,071
Reduction of operating lease right-of-use assets and accretion of operating lease liabilities	2,495	2,434
Foreign currency remeasurement losses (gains)	(2,437)	(554)
Other non-cash items	—	230
Changes in operating assets and liabilities:
Accounts receivable	61,317	43,939
Prepaid expenses and other current assets	(2,577)	(1,301)
Other noncurrent assets	298	(108)
Deferred commissions	(17,347)	(12,547)
Accounts payable and accrued expenses	(7,233)	(11,120)
Deferred revenue	(18,263)	(4,845)
Payments for operating lease liabilities, net	(2,695)	(2,293)
Other noncurrent liabilities	455	716

Net cash provided by operating activities	14,369	13,809
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(878)	(3,113)
Capitalized internal-use software	(3,629)	(3,086)

Net cash used in investing activities	(4,507)	(6,199)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,161	2,092
Principal payments on capital lease obligations	(2,156)	(2,520)

Net cash provided by financing activities	2,005	(428)
Effect of exchange rate changes on cash and cash equivalents	(4,320)	(656)

NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	7,547	6,526
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - Beginning of period	299,371	320,990

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH - End of period	$306,918	$327,516

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(Unaudited)

	Three Months Ended April 30,
(In thousands, except percentages and per share amounts)	2022	2021
Revenue	$169,159	$129,825

GAAP operating loss	$(60,112)	$(49,623)
Stock-based compensation	38,529	34,071
Merger related costs and other expenses	12,510	—
Employer payroll tax expense related to employee stock plans	1,983	2,000
Business combination and other related cost	776	778
Amortization of acquired intangibles	335	335

Non-GAAP operating loss	$(5,979)	$(12,439)

GAAP operating margin %	(35.5)%	(38.2)%
Stock-based compensation %	22.8%	26.2%
Merger related costs and other expenses %	7.3%	—%
Employer payroll tax expense related to employee stock plans %	1.2%	1.5%
Business combination and other related cost %	0.5%	0.6%
Amortization of acquired intangibles %	0.2%	0.3%

Non-GAAP operating margin %	(3.5)%	(9.6)%

GAAP net loss	$(57,860)	$(51,491)
Stock-based compensation	38,529	34,071
Merger related costs and other expenses	12,510	—
Employer payroll tax expense related to employee stock plans	1,983	2,000
Business combination and other related cost	776	778
Amortization of acquired intangibles	335	335

Non-GAAP net loss	$(3,727)	$(14,307)

GAAP net loss per share, basic and diluted	$(0.39)	$(0.36)
Stock-based compensation	0.26	0.24
Merger related costs and other expenses	0.09	—
Employer payroll tax expense related to employee stock plans	0.01	0.01
Business combination and other related cost	0.01	0.01
Amortization of acquired intangibles	—	—

Non-GAAP net loss per share	$(0.02)	$(0.10)

Shares used to compute GAAP net loss per share attributable to common stockholders, basic and diluted	149,877	144,161

Shares used to compute Non-GAAP net loss per share	149,877	144,161

GAAP net cash provided by (used in) operating activities	$14,369	$13,809
Purchase of property and equipment	(878)	(3,113)
Capitalized internal-use software	(3,629)	(3,086)

Non-GAAP free cash flow	$9,862	$7,610

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain non-GAAP financial measures, including non-GAAP loss from operations, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow. The non-GAAP financial information is presented for supplemental informational purposes only, and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. The non-GAAP measures presented here may be different from similarly-titled non-GAAP measures used by other companies.

We use these non-GAAP measures in conjunction with GAAP measures as part of our overall assessment of our performance, including the preparation of our annual operating budget and quarterly forecasts, to evaluate the effectiveness of our business strategies and to communicate with our board of directors concerning our financial performance. We believe these non-GAAP measures, when viewed collectively with the GAAP measures, may be helpful to investors because they provide consistency and comparability with our past financial performance and facilitate period-to-period comparisons of our operating results.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. The definitions of our non-GAAP measures may differ from the definitions used by other companies and therefore comparability may be limited. In addition, other companies may utilize metrics that are not similar to ours. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis and by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. Please see the reconciliation tables in this release for the reconciliation of GAAP and non-GAAP results.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense. We exclude stock-based compensation expense, which is a non-cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expense using a variety of valuation methodologies and subjective assumptions.

Employer payroll tax expense related to employee stock plans. We exclude employer payroll tax expense related to employee stock plans, which is a cash expense, from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, this expense is tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of exercise or vesting, which may vary from period to period independent of the operating performance of our business.

Amortization of acquired intangible assets. We exclude amortization of acquired intangible assets, which is a non-cash expense, from certain of our non-GAAP financial measures. Our expenses for amortization of intangible assets are inconsistent in amount and frequency because they are significantly affected by the timing, size of acquisitions and the inherent subjective nature of purchase price allocations. We exclude these amortization expenses because we do not believe these expenses have a direct correlation to the operation of our business.

Business combinations and related cost. We exclude transaction, integration, and retention expenses that are directly related to business combinations from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance.

Merger related costs and other expenses. We exclude merger related costs and other expenses from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. Merger related costs for three months ended April 30, 2022, relates to $9.9 million incurred for our pending acquisition by entities affiliated with Thoma Bravo. Other expenses includes non-recurring fees paid for third party advisory and professional services related to shareholder activism.

Free cash flow. Our management reviews cash flows generated from operations after taking into consideration capital expenditures such as purchase of property and equipment and internal-use software as these expenditures are considered to be a necessary component of ongoing operations. We define non-GAAP free cash flow as net cash provided by (used in) operating activities, reduced by purchase of property and equipment and capitalization of internal-use software.

Operating Metrics

Remaining performance obligations (RPO) represents all future revenue under contract that has not yet recognized, which includes deferred revenue and non-cancelable amounts that will be invoiced and recognized as revenue in future periods.

Current remaining performance obligations (cRPO) represents the portion of RPO expected to be recognized as revenue in the next 12 months.